UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, Accretive Health, Inc. (the “Company”) appointed Thomas J. Gibson, age 50, as its Senior Vice President, Corporate Controller and Chief Accounting Officer (the Company’s principal accounting officer). From August 2013 until December 2013, Mr. Gibson served as Chief Accounting Officer of Greenway Medical Technologies, Inc., a healthcare information technology company. From January 2011 until July 2013, Mr. Gibson served as Senior Vice President of Finance of Medassets, Inc. (“Medassets”), a provider of financial performance solutions for supply chain management and revenue cycle management, and from June 2008 to December 2010, he served as Vice President of Revenue Cycle Management at Medassets. From 2005 to 2008, Mr. Gibson served as Division President, Dallas Division of Taylor Morrison Homes, Inc., an international homebuilding company. From 2000 to 2004, Mr. Gibson served as Senior Manager, Assurance Practice of Pricewaterhouse Coopers LLP.

In connection with his appointment, Mr. Gibson and the Company entered into an offer letter pursuant to which Mr. Gibson is entitled to an annual base salary of $285,000, and is eligible for a discretionary cash bonus with a target equal to 40% of his annual base salary (prorated for 2014). In the event that the Company terminates Mr. Gibson’s employment other than for cause, he will be entitled to six months of salary continuation.

Pursuant to the offer letter, Mr. Gibson will also be granted a nonqualified stock option to purchase 50,000 shares of the Company’s common stock pursuant to the Company’s 2010 Stock Incentive Plan, with an exercise price equal to the closing price of the Company’s common stock reported through the facilities of the OTC Markets Group Inc. on the grant date (the “Stock Option”). The Stock Option will vest and become exercisable over a four year period based on continued service to the Company and will expire on the tenth anniversary of grant. In addition, Mr. Gibson will be eligible to receive discretionary annual long term incentive equity grants from the Company with a target equal to 30% of his base salary.

Mr. Gibson does not have any family relationships with any director or executive officer of the Company.

There are no transactions between Mr. Gibson and the Company that are required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.

Date: June 11, 2014	By:	/s/ Sean F. Orr
Sean F. Orr
Chief Financial Officer and Treasurer